Exhibit 10.8(A)

FIRST AMENDMENT TO SUBLEASE AGREEMENT

THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (“First Amendment”) is made effective as of December        , 2008 (the “Amendment Date”), by and between HOLLAND & HART LLP, a Colorado limited liability partnership (“Sublandlord”), and TROPICANA ENTERTAINMENT LLC, a Delaware limited liability company (“Subtenant”).

W I T N E S S E T H:

WHEREAS, Sublandlord and Subtenant entered into that certain Sublease Agreement dated November 24, 2008 (the “Sublease”); and

WHEREAS, the parties hereto now desire to amend the Sublease, as set forth herein but not otherwise.

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Defined Terms. For purposes of this First Amendment, capitalized terms and other defined items used herein but not defined herein shall have the meanings ascribed to them in the Sublease. In the event any of the terms of the Sublease conflict with the terms of this First Amendment, the terms of this First Amendment shall control.

2.             Subtenant’s Cancellation Option. Subtenant shall have the one-time option to cancel the Sublease (the “Cancellation Option”) upon the following terms and conditions:

A. Subtenant must give written notice to Sublandlord that it is exercising the Cancellation Option, which notice must be delivered to Sublandlord on or before the date which is one hundred twenty (120) days before the Cancellation Date, as defined below. The cancellation will be effective at midnight on June 30, 2012 (the “Cancellation Date”). Subtenant shall continue to pay all Rent as set forth in the Sublease through the date that the Sublease is canceled.

B. In addition to the payment of Rent as set forth in Section 2.A above, on or before the Cancellation Date, Subtenant shall pay to Sublandlord a cancellation fee (the “Cancellation Fee”), which shall be equal to four (4) month’s installments of the then-current Base Rent, plus the unamortized portion (over the entire Term of the Sublease at an amortization rate of six percent (6%) per annum) of all commissions paid by Sublandlord to Sublandlord’s Broker and to Subtenant’s Broker in connection with the Sublease.

C. Subtenant shall cure any default which exists under the Sublease on the Cancellation Date, and Subtenant’s obligation to cure any such default within the period of time specified in the Sublease shall survive the Cancellation Date.

D. If the Cancellation Option is exercised by Subtenant, then, on or prior to the Cancellation Date, Subtenant shall surrender possession of the Sublease Premises to Sublandlord in accordance with the provisions of the Sublease, and, effective as of the Cancellation Date, Subtenant and Sublandlord shall be relieved of their obligations under the Sublease, except for any obligations which accrued prior to the Cancellation Date.

E. Except as set forth in this Section, Subtenant shall have no further right to cancel the Sublease.

3.             Brokerage Commissions. Subtenant represents that Subtenant has dealt with no broker, real estate person, or finder in connection with this First Amendment other than Sublandlord’s Broker and Subtenant’s Broker, and that insofar as Subtenant knows, no other broker, real estate person, or finder negotiated this First Amendment or is entitled to any commission or fee in connection herewith. Subtenant agrees to indemnify, defend and hold Sublandlord free and harmless from and against all claims for broker’s and real estate commissions or finder’s fees by any person claiming to have been retained by, or furnished services to, Subtenant in connection with this transaction, other than Sublandlord’s Broker and Subtenant’s Broker.

4.             Full Force and Effect. Except as amended herein, all terms and conditions of the Sublease shall remain in full force and effect throughout the duration of the Term. The Sublease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Sublease, as amended herein, shall be binding unless evidenced by an agreement in writing signed by Sublandlord and Subtenant.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this First Amendment as of the day and year first above written.

SUBLANDLORD:		SUBTENANT:

HOLLAND & HART LLP, a Colorado limited liability partnership		TROPICANA ENTERTAINMENT LLC, a Delaware limited liability company

By:	/s/ Lawrence J. Wolfe	By:	/s/ Robert Kocienski
Print Name:	Lawrence J. Wolfe	Print Name:	Robert Kocienski
Its:	Managing Partner	Its:	Senior Vice President, Chief Financial Officer and Treasurer

Date:	12/18/08	Date:	December 18, 2008